Exhibit 10.11

THE SYMBOL '***' IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL

CONFIDENTIAL

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT-EXCLUSIVE

COVER PAGE

For PHS internal use only:

Patent License Number: L-103-96/0
Serial Numbers of Licensed Patents:	U.S. Patent Application Serial No. [***], filed [***];
U.S. Patent Application Serial No. [***], filed [***], now issued as U.S. Patent No. [***] on [***]; and
U.S. Patent Application Serial. No. [***], filed [***]

Licensee: Angiotech Pharmaceuticals, Inc.

CRADA Number (if applicable)

Additional Remarks:

This Patent License Agreement, hereinafter referred to as the "Agreement," consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), Appendix E (Benchmarks), and Appendix F (Commercial Development Plan). The Parties to this Agreement are:

1)

The National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug Administration ("FDA"), hereinafter singly or collectively referred to as "PHS," agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS"); and

2)

The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as "Licensee."

Model PHS Patent Liccnse Agreement—Exclusive—Angiotech Pharmaceuticals,

Form 121895 Page 1 of 27 (L403-96(0) (MAL) CONFIDENTIAL 19971117

PHS PATENT LICENSE AGREEMENT—EXCLUSIVE

PHS and Licensee agree as follows:

1.

 BACKGROUND

1.01         In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

1.02         By assignment of rights from PHS employees and other inventors, DHHS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

1.03.       The Assistant Secretary for Health of DHHS has delegated to PHS the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C.. § § 200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. § 3710a, and/or the regulations governing the licensing of Government-owned inventions, 37 CFR Part 404.

1.04         PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.05         Licensee desires to acquire commercialization rights to certain of these inventions in order develop processes, methods, or marketable products for public use and benefit.

1.06         Licensee possesses certain intellectual properties including U.S. Patent Application Serial No. [***], U.S. Patent Application Serial No. [***], PCT cognate application no. [***], and [***] divisional patent applications claiming priority of USSN [***] in the same field as that disclosed in the PHS patent application. Further, Licensee also possesses intellectual property embodied. in U.S. Patent Application Serial No. [***], filed [***] entitled [***].

1.07         Licensee and PHS previously entered into a nonexclusive license agreement to license rights under U.S. Patent Application Serial No. [***], filed [***], namely PHS License Agreement L-331-96/0 which license was fully executed on November 26, 1997.

2

DEFINITIONS

2.01       "Benchmarks" mean the performance milestones that are set forth in Appendix E.

2.02       "Commercial Development Plan" means the written commercialization plan attached as Appendix F.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals,  Inc

Form 121895   Page 2 of 27     (L-103-96/0)  (FINAL) CONFIDENTIAL 19971117

2.03         "First Commercial Sale" means the initial transfer by or on behalf of Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.04         "Government" means the Government of the United States of America.

2.05         "Licensed Fields of Use" means the fields of use identified in Appendix B.

2.06         "Licensed Patent Rights" shall mean:

a)

U.S. patent applications and patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

b)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; and iv) any reissues, reexaminations, and extensions of all such patents;

c)            to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all counterpart foreign applications and patents to a) and b) above, including those listed in Appendix A.

Licensed Patent Rights shall not include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in a) above.

2.07         "Licensed Process(es)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.08         "Licensed Product(s)" means tangible materials which, in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.09        "Licensed Territory" means the geographical area identified in Appendix B.

2.10       "Net Sales" means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. Net Sales shall not include transfers at or below cost by or on behalf of Licensee of Licensed Products or the practice of Licensed Processes in connection with compassionate use, emergency use, bonafide research, treatment Investigational New Drug Applications (IND's), or the like authorized by the U.S. Food and Drug Administration ("FDA") or corresponding foreign agencies. No deductions shall be made for commissions paid to individuals, whether they be  with independent sales agencies or regularly employed by Licensee, or sublicensees, and on its payroll, or for the cost of collections.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895    Page 3 of 27  (L-103-96/0)  (FINAL) CONFIDENTIAL 19971117

2.11        "Practical Application" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.12        "Research License" means a nontransferable, nonexclusive license to make and to use the Licensed Products or Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

2.13

"Combined Product" means a product that contains a Licensed Product along with at least one other active component or active ingredient, including any proprietary device, not covered by the Licensed Patent Rights.

2.14

"Effective Date" means the date when the last party to sign has executed this Agreement.

3.

GRANT OF RIGHTS

3.01

PHS hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement:

an exclusive license as set forth in Appendix B for:

[***]

a nonexclusive license as set forth in Appendix B for:

[***]

Model PHS Patent License Agreement—Exclusive--Angiotech Pbarmaceuticals, Inc.

Form 121895  Page 4 of 27  (L-103-96/0) (FINAL)  CONFIDENTIAL  19971117

under the Lisensed Patent Rights in the Licensed Territory to make and have made, to use and have used, and to sell and have sold any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

3.02         This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than Licensed Patent Rights regardless of whether such patents are dominant or subordinate to Licensed Patent Rights.

4.

SUBLICENSING

4.01         Upon written approval by PHS, which approval will not be unreasonably withheld, Licensee may enter into sublicensing agreements under the Licensed Patent Rights. Each sublicense entered into by Licensee which includes rights within a nonexclusive field of use (as set forth in Appendix B of this Agreement) under this Agreement shall also include; (i) the joint and concurrent licensing of a portion of Licensee's intellectual property rights as described under Article 1.06 above, and/or (ii) rights within an exclusive field of use (as set forth in Appendix B of this Agreement) under this Agreement.

4.02        Licensee agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.01-5.04, 8.01, 10.01, 10.02, 12.05 and 13.07-13.09 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.03         Any sublieenses granted by Licensee shall provide for the termination of the sublicense, or at the option of the sublicensee, the conversion of the sublicense to a license directly between such sublicensee(s) and PHS, to the extent it relates to the Licensed Patent Rights upon termination of this Agreement under Article 13. Such conversion is subject to. PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.04         Licensee agrees to forward to PHS a copy of each fatly executed sublicense agreement postmarked within thirty (30) days of the execution of such agreement. To the extent permitted by law, governmental regulation, and PHS policy, PHS agrees to maintain each such sublicense agreement and all information relating thereto in confidence. Licensee will take reasonable efforts to mark such information as confidential.

5.

GRANT OF RIGHTSSTATUTORY REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.01         PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, Licensee agrees to provide PHS reasonable quantities of Licensed Products or materials made through the Licensed Processes for PHS research use.

Model PHS Patent License Agreement—Exclusive--Angiotech Pharmaceuticals, Inc.

Form 121895 Page 5 of 27 (L-103.96/0) (FINAL) CONFIDENTIAL 19971117

5.02

Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

5.03

Licensee acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. Licensee agrees not to unreasonably deny requests for a Research License from such future collaborators with PHS when acquiring such rights is necessary in order to make a CRADA project feasible. Licensee may request an opportunity to join as a party to the proposed CRADA.

5.04

In addition to the reserved license of Paragraph 5.01 above, PHS reserves the right to grant such nonexclusive Research Licenses directly or to require Licensee to grant nonexclusive Research Licenses on reasonable terms. The purpose of this Research License is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall consult with Licensee before granting to commercial entities a Research License or providing to them research samples of the materials.

6.

ROYALTIES AND REIMBURSEMENT

6.01         Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.02

 Licensee agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. However, the first minimum annual royalty shall be due and payable on January 1, 2000) covering the period from January 1, 2000 to December 31, 2000 inclusive.

6.03

Licensee agrees to pay PHS earned royalties as set forth in Appendix C.

6.04

Licensee agrees to pay PUS benchmark royalties as set forth in Appendix C.

6.05

Licensee agrees to pay PHS sublicensing royalties as set forth in Appendix C.

6.06

A claim of a patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing the minimum annual royalty and earned royalty payments in any given country on the earliest of the dates that a) the claim has been abandoned but not continued, b) the patent expires or irrevocably lapses, or c) the claim has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.07

No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals , Inc.

Form 121895 Page 6 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

6.08

On sales of Licensed Products by Licensee to sublicensees or affiliated parties or on sales made in other than an arm's-Iength transaction, the value of the Net Sales attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction. Notwithstanding the foregoing, sales between and among Licensee and its sublicensees which are intended for resale shall not be included in Net Sales. In such cases, royalties shall be calculated on the basis of Net Sales of Licensed Product(s) by Licensee or any such sublicensee, whichever is larger, as provided in Section 6.03 hereof.

6.09

With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights incurred by PHS prior to the effective date of this Agreement, Licensee shall pay to PHS, as an additional royalty, within sixty (60) days of PHS's submission of a statement and request for payment to Licensee, an amount equivalent to such patent expenses previously incurred by PHS for any patent expenses which PHS has not yet received reimbursement as of the Effective Date of this agreement.

6.10

With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights incurred by PHS on or after the effective date of this Agreement, PHS, at its sole option, may require Licensee:

(a)

to pay PHS on an annual basis, within sixty (60) days of PHS's submission of a statement and request for payment, a royalty amount equivalent to all such patent expenses incurred during the previous calendar year(s); or

(b)

to pay all such patent expenses directly to the law firm employed by PHS to handle such functions. However, in such event, PHS and not Licensee shall be the client of such law firm. Any patent costs incurred after the Effective Date of this Agreement will be shared on a pro rata basis by all commercialization licensees to the Licensed Patent Rights at the time when said costs are incurred.

Under exceptional circumstances, Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain such patent applications or patents and shall provide to PHS copies of each invoice associated with such services as well as documentation that such invoices have been paid.

6.11

Licensee may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights upon sixty (60) days written notice to PHS and owe no payment obligation under Article 6.10 for patent-related expenses incurred in that country after the effective date of such written notice.

6.12

If the Licensee or its sublicensee sells a Combined Product, the Net Sales price for purposes of earned royalty determination under this Article 6 shall be calculated by multiplying the market price of the Combined Product by the fraction of al(a+b), where a is the total market price of the Licensed Product if sold separately and b is the total market price of any other active product or component in the Combined Product if sold separately. If the Licensed Product or any other active component or product in the Combined Product are not sold separately, the Net Sales price upon which a royalty is paid shall be: (a) the market price at which the Licensed Product reasonably could be sold as a separate item, which may be used as a in the above fraction in this paragraph to calculate earned royalty if the Licensed Product

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 7 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

is the only active component of the Combined Product not sold as a separate item; or (b) Net Sales price of the Combined Product multiplied by a factor of 1/x where x is the number of active components or ingredients contained in the Combined Product up to a maximum of [***]

7.

PATENT FILING, PROSECUTION, AND MAINTENANCE

7.01

Except as otherwise provided in this Article 7, PHS agrees to take responsibility for, but to consult with, the Licensee in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to Licensee. At Licensee's request and expense, PHS shall cooperate with Licensee in preparing, filing, prosecuting, and maintaining such patent applications and patents included in the Licensed Patent Rights as may be reasonably requested by Licensee from time to time. Notwithstanding the foregoing, PHS will retain Principal Power of Attorney and primary control over the preparation, filing, prosecution, and maintenance of said patent applications and patents. PHS shall provide Licensee with reasonable opportunity to comment on any document PHS intends to file or causes to be filed with the relevant intellectual property or patent office.

7.02

Upon PBS's written request, Licensee shall assume the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall on an ongoing basis promptly furnish copies of all patent-related documents to PAS. In such event, Licensee shall, subject to the prior approval of PAS, select registered patent attorneys or patent agents to provide such services on behalf of Licensee and PHS. PHS shall provide appropriate powers of attorney and other documents necessary to undertake such actions to the patent attorneys or patent agents providing such services. Licensee and its attorneys or agents shall consult with PHS in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide PHS sufficient opportunity to comment on any document that Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.03

At any time, PHS may provide Licensee with written notice that PHS wishes to assume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights. If PHS elects to assume such responsibilities, Licensee agrees to cooperate fully with PHS, its attorneys and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and to provide PHS with complete copies of any and all documents or other materials that PAS deems necessary to undertake such responsibilities. Licensee shall be responsible for all reasonable costs associated with transferring patent prosecution responsibilities to an attorney or agent of PHS's choice.

7.04

Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and permit each other to provide comments and suggestions with respect to the preparation, filing, and prosecution of Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

Model PHS Patent License Agreement--Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 8 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

8.

RECORD KEEPING

8.01

Licensee agrees to keep accurate and correct records of Licensed Products made, used, or sold and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse PHS for the cost of the inspection at the time Licensee pays the unreported royalties, including any late charges as required by Paragraph 9.08 of this Agreement. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides Licensee notice of the payment due.

8.02

Licensee agrees, as part of its independent audit, to have its auditors conduct a review of sales and royalties at least every two years if annual sales of the Licensed Product or Licensed Processes are equal to or greater than the equivalent of two (2) million U.S. dollars. The review shall address, at a minimum, the amount of gross sales by or on behalf of Licensee during the audit period, the amount of funds owed to the Government under this Agreement, and whether the amount owed has been paid to the Government and is reflected in the records of the Licensee. A report by the auditor shall be submitted promptly to PHS on completion. Licensee shall pay for the entire cost of the review.

9.

REPORTS ON PROGRESS, BENCHMARKS, SALES AND PAYMENTS

9.01

Prior to signing this Agreement, Licensee has provided to PHS the Commercial Development Plan at Appendix F, under which Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix E.

9.02

Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing, and sales during the preceding calendar year, as well as plans for the present calendar year. PHS also encourages these reports to include information on any of Licensee's public service activities that relate to the Licensed Patent Rights, If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, Licensee shall explain the reasons for such differences. In any such annual report, Licensee may propose amendments to the Commercial Development Plan, acceptance of which by PHS may not be denied unreasonably. Licensee agrees to provide any additional information reasonably required by PHS to evaluate Licensee's performance under this Agreement. Licensee may amend the Benchmarks at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of Licensee to extend the time periods of this schedule if such request is supported by a reasonable showing by Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 CFR 404.3(d). Licensee shall amend the Commercial Development Plan and Benchmarks at the request of PHS to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 9 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

9.03

Licensee shall report to PHS the date of the First Commercial Sale in each country in the Licensed Territory within ninety (90) days of such occurrence.

9.04

Licensee shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each such royalty report, Licensee shall submit payment of the earned royalties due. If no earned royalties are due to PI-IS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of Licensee and shall include a detailed listing of all deductions made under Paragraph 2.10 to determine Net Sales made under Article 6 to determine royalties due.

9.05

Licensee agrees to forward semi-annually to PHS a copy of such reports received by Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to PHS by Licensee for activities under the sublicense.

9.06

Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to the National Institutes of Health, P.O. Box 360120, Pittsburgh, Pennsylvania 15251-6120. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Licensee. The royalty report required by Paragraph 9.04 of this Agreement shall accompany each such payment and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this Agreement.

9.07

Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay any such tax and be responsible for all filings with appropriate agencies of foreign governments.

9.08

Late charges will be assessed by PHS as additional royalties on any overdue payments at a rate of one (1) percent per month compounded monthly. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

9.09

All plans and reports required by this Article 9 and marked "confidential" by Licensee shall, to the extent permitted by law, be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential and any proposed disclosure of such records by the PHS under the Freedom of Information Act, 5 U.S.C. § 552 shall be subject to the prediselosure notification requirements of 45 CFR § 5.65(d).

9.10

Licensee shall submit to PHS a satisfactory development plan for the identification and development of [***] (excluding [***] and [***]) for the treatment of [***] within six (6)

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 10 of 27 (L-103-96/6) (FINAL) CONFIDENTIAL 19971117

months from the Effective Date. PHS will notify Licensee in writing as to whether the development plan submitted is satisfactory. If PHS determines this development plan to be unsatisfactory, Licensee will be notified in writing of any deficiencies and Licensee will be provided with a reasonable period to remedy any deficiencies.

9.11

Licensee shall submit to PHS a satisfactory development plan for the identification of other indications of [***] other than [***] and [***] and the development of therapeutics therefor within six (6) months from the Effective Date. PHS will notify Licensee in writing as to whether the development plan submitted is satisfactory. If PHS determines this development plan to be unsatisfactory, Licensee will be notified in writing of any deficiencies and Licensee will be provided with a reasonable period to remedy any deficiencies.

9.12

Within twelve (12) months of the Effective Date of this agreement, if PHS receives a bona fide license application from a third party for the commercial development of a [***] for a particular Disease Indication (as defined in Section IV of Appendix C of this Agreement), and Licensee has not specifically addressed the development of any [***] for said Disease Indication in Licensee's then-current Commercial Development Plan, or if Licensee does not elect to pursue the development of any [***] for said Disease Indication and does not, in a manner acceptable to PHS, amend its Commercial Development Plan within three (3) months of being notified of such field of use to include such proposed commercial development for said Disease Indication, Licensee agrees to negotiate in good faith with such third party the extension of a sublicense on commercially reasonable terms. In the event that no agreement can be reached between Licensee and such third party within this three (3) month period (or as otherwise agreed between PHS and Licensee) for this particular Disease Indication, all rights to pursue such proposed commercial development for this particular Disease Indication shall be automatically rescinded, which rights may then be licensed exclusively or nonexclusively by PHS in accordance to 37 CFR Part 404 to a third party.

9.13

Within six (6) months of the Effective Date of this agreement and for a period of at least five (5) years from the Effective Date of this agreement, Licensee shall use reasonable efforts to establish, maintain, andior sponsor an ongoing publicly-accessible, freely-available internet website for public health education and addressing the public health issues associated with fibroproliferative vascular diseases in the United States of America and around the world to the extent permitted by applicable laws and government regulations.

10.

  PERFORMANCE

10.01     Licensee shall use its reasonable best efforts to bring the Licensed Products and Licensed Processes to Practical Application. "Reasonable best efforts" for the purposes of this provision shall include adherence to the Commercial Development Plan at Appendix F and performance of the Benchmarks at Appendix E. The efforts of a sublicensee shall be considered the efforts of Licensee.

10.02     Upon the First Commercial Sale in the United States, its territories, possessions, and commonwealths, until the expiration of this Agreement, Licensee shall use its reasonable best efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 11 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

11.

INFRINGEMENT AND PATENT ENFORCEMENT

11.01

PHS and Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.02

Pursuant to this Agreement and the provisions of Chapter 29 of title 35, United States Code, Licensee may a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights: b) in any such suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that PHS and appropriate Government authorities shall have the first right to take such actions. If Licensee desires to initiate a suit for patent infringement, Licensee shall notify PHS in writing. If PHS does not notify Licensee of its intent to pursue legal action within ninety (90) days, Licensee will be free to initiate suit. PHS shall have a continuing right to intervene in such suit. Licensee shall take no action to compel the Government either to initiate or to join in any such suit for patent infringement. Licensee may request the Government to initiate or join in any such suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit, Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of such motion or other action, including any and all reasonable costs incurred by the Government in opposing any such motion or other action. In all cases, Licensee agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before Licensee commences an infringement action, Licensee shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.03

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by Licensee under Paragraph 11.02, pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code or other statutes, Licensee may a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights; b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that PHS and appropriate Government authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit. If PHS does not notify Licensee of its intent to respond to the legal action within a reasonable time, Licensee will be free to do so. Licensee shall take no action to compel the Government either to initiate or to join in any such declaratory judgment action. Licensee may request the Government to initiate or to join any such suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit by motion or any other action of Licensee, Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of such motion or other action. If Licensee elects not to defend against such declaratory judgment action, PHS, at its option, may do so at its own expense. In all cases, Licensee agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before Licensee commences an infringement action, Licensee shall notify PITS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

Model PHS Patent License Agreement--Exclusive--Angiotech Pharmaceuticals, Inc.

Form 121895 Page 12 of 27 (L-103-96/9) (FINAL) CONFIDENTIAL 19971117

11.04

In any action under Paragraphs 11.02 or 11.03, the expenses including costs, fees, attorney fees, and disbursements, shall be paid by Licensee. Up to fifty percent (50%) of such expenses may be credited against the royalties payable to PHS under Paragraph 6.03 under the Licensed Patent Rights in the country in which such a suit is filed. In the event that fifty percent (50%) of such expenses exceed the amount of royalties payable by Licensee in any calendar year, the expenses in excess may be carried over as a credit on the same basis into succeeding calendar years. A credit against litigation expenses, however, may not reduce the royalties due in any calendar year to less than the minimum annual royalty. Any recovery made by Licensee, through court judgment or settlement, first shall be applied to reimburse PHS for royalties withheld as a credit against litigation expenses and then to reimburse Licensee for its litigation expense. Any remaining recoveries shall be shared equally by Licensee and PHS to the extent the legal action relates to the Licensed Patent Rights.

11.05

PHS shall cooperate fully with Licensee in connection with any action under Paragraphs 11.02 or 11.03. PHS agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by Licensee.

12.

NEGATION OF WARRANTIES AND INDEMNIFICATION

12.01

PHS offers no warranties other than those specified in Article 1.

12.02

PHS does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.03

PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS.

12.04

PHS does not represent that it will commence legal actions against third parties infringing the Licensed Patent Rights.

12.05

Licensee shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of a) the use by or on behalf of Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights, or b) the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights. Licensee agrees to maintain a liability insurance program consistent with sound business practice. Notwithstanding any other provision to the contrary, Licensee shall have no obligation to indemnify and hold harmless PHS, its employees, students, fellows, agents, and consultants in connection with or arising out of the grossly negligent mishandling of Licensed Products, Licensed Processes or materials by PHS, its employees, students, fellows, agents, and consultants.

Model PHS Patent License Agreement--Exclusive--Angiotech Pharmaceuticals,

Form 121895 Page 13 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

13.

TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.01

This Agreement is effective when signed by all parties and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.02

In the event that Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Article 13.05, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this Agreement by written notice,

13.03

In the event that Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, Licensee shall immediately notify PHS in writing.

13.04

Licensee shall have a unilateral right to terminate this Agreement and/or any licenses in any country by giving PHS sixty (60) days written notice to that effect.

13.05

PHS shall specifically have the right to terminate or modify, at its option, this Agreement, if PHS determines that the Licensee: 1) is not using reasonable best efforts in executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to PIIS's satisfaction that the Licensee has taken, or can be expected to take svizlein a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes; 2) has not achieved the Benchmarks as may be modified from time to time by prior mutual written consent under Paragraph 9.02; 3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by the license agreement; 4) has committed a material breach of a covenant or agreement contained in the license; 5) is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences; 6) cannot reasonably satisfy unmet health and safety needs; or 7) cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.02 unless waived. In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by Licensee under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to Licensee providing Licensee specific notice of, and a ninety (90) day opportunity to respond to, PHS's concerns as to the previous items 1) to 7). If Licensee fails to alleviate PHS's concerns as to the previous items 1) to 7) or fails to initiate corrective action to PHS's satisfaction, PHS may terminate this Agreement.

13.06

When the public health and safety so require, and after written notice to Licensee providing Licensee a sixty (60) day opportunity to respond, PHS shall have the right to require Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. PHS will not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with Licensee.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 14 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

13.07

PHS reserves the right according to 35 U.S.C. § 209(f)(4) to terminate or modify this Agreement if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by Licensee.

13.08

Within thirty (30) days of receipt of written notice of PHS's unilateral decision to modify or terminate this Agreement, Licensee may, consistent with the provisions of 37 CFR 404.11, appeal the decision by written submission to the designated PHS official. The decision of the designated PHS official shall be the final agency decision. Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.09

Within ninety (90) days of termination of this Agreement under this Article 13 or expiration under this Article 13, a final report shall be submitted by Licensee. Any royalty payments, including those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03.

14.

GENERAL PROVISIONS

14.01

Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Licensee or the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any such term or condition by either party.

14.02

This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.03

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.04

If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.05

The construction, validity, performance, and effect of this Agreement shall be governed by Federal Iaw as applied by the Federal courts in the District of Columbia.

14.06

All notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail, or by a recognized express/overnight delivery service provider, properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party, and shall be effective as of the date of the postmark or verifiable dispatch of such notice.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 15 of 27 (L-103-96i0) (FINAL) CONFIDENTIAL 19971117

14.07

This Agreement shall not be assigned by Licensee except a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of Licensee relating to operations which concern this Agreement. Licensee shall notify PHS within ten (10) days of any assignment of this Agreement by Licensee.

14.08

Licensee agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including Public Health Service and National Institutes of Health regulations and guidelines. Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

14.09

Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities from the U.S., its territories, possessions, and commonwealths. The transfer of such items may require a license from the cognizant Agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve PHS patent rights in such countries.

14.11

By entering into this Agreement, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by Licensee whether directly or indirectly related to this Agreement. Licensee shall not state or imply that this Agreement is an endorsement by the Government, PHS, any other Government organizational unit, or any Government employee. Additionally, Licensee shall not use the names of NIH, CDC, PHS, or DHHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS, except that Licensee may publicly identify the existence of this Agreement and is not prohibited from using publicly available factual information regarding the Licensed Patent Rights, Licensed Products, and Licensed Processes specifically including, but not limited to, the names of the inventors as appears on the Licensed Patent Rights and their associated NIH institutes, without such consent. This provision shall also apply to Paragraph 9.13 of this Agreement.

14.12

The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. Licensee agrees first to appeal any such unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision. Thereafter, Licensee may exercise any administrative or judicial remedies that may be available.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 16 of 27 (L-103.96/0) (FINAL) CONFIDENTIAL 19971117

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Paragraphs 4.03, 8.01, 9.06-9.08, 12.01-12.05, 13.08, 13.09, 14.12, 14.15, and 14.16 of this Agreement shall survive termination of this Agreement.

14.15

Upon termination or expiration of this Agreement by Licensee, Licensee and sublicensee shall be entitled to sell any Licensed Products manufactured prior to the date of such termination or expiration for up to an additional six (6) month period subject to the obligations of Articles 6, 8, and 9.

14.16

To the extent permitted by law, government regulation, and PHS policy, PHS agrees to maintain in confidence and not disclose any confidential information provided by Licensee to PHS under this Agreement or the terms and conditions of this Agreement. Licensee will take reasonable efforts to mark such information as confidential.

14.17

The previous nonexclusive license agreement between Licensee and PHS as described under Paragraph 1.07 (#L-331-96/0) of this Agreement shall terminate upon execution of this Agreement, and the terms of this Agreement shall supersede said previous nonexclusive license agreement. The sublicenses granted by Licensee to each of Boston Scientific and Cook Incorporated shall continue under the terms of this license.

SIGNATURES BEGIN ON NEXT PAGE

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmacenticals, Inc.

Form 121895 Page 17 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

PHS PATENT LICENSE AGREEMENT—NONEXCLUSIVE

SIGNATURE PAGE

For PHS:

/s/ Barbara McGarey	11/19/97
Barbara McGarey, J.D.	Date
Deputy Director, Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Kennith A. Mellquist	Nov. 17, 1997
Signature of Authorized Official	Date
Kennith A. Mellquist
Printed Name
V.P. Corporate Affairs
Title

Mailing Address for Notices:

Angiotech Pharmaceuticals, Inc.

6660 N.W. Marine Drive

Vancouver. British Columbia

CANADA V6T 1Z4

Model PHS Patent License Agreernent—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 18 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

APPENDIX A--Patent(s) or Patent Application(s)

Patent(s) or Patent Application(s):

a)

U.S. Patent Application Serial No. [***], filed [***]; U.S. Patent Application Serial No. [***], filed [***], now issued as U.S. Patent No. [***] on [***]; and U.S. Patent Application Serial No. [***], filed [***]; and all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

b)

to the extent that the following contain one or more claims directed to the invention or inventions claimed in a) above: 1) continuations-in-part of a) above;  all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; and iv) any reissues, reexaminations, and extensions of all such patents;

c)

to the extent that the following contain one or more claims directed to the invention or inventions claimed in a) above: all counterpart foreign applications and patents to a) and b) above.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 19 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

APPENDIX B--Licensed Fields of Use and Territory

Licensed Fields of Use:

Exclusively for [***]

Exclusively for [***]

Nonexclusively for [***]

Licensed Territory:

Worldwide

Model PHS Patent License Agreement—Exclusive--Angiotech Pharmaceuticals, Inc.

Form 121895 Page 20 of 27 (L-103.9610) (FINAL) CONFIDENTIAL 19971117

APPENDIX C--Royalties

Royalties:

Section I.

Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of [***] (US$[***]) U.S. Dollars. This license issue royalty is payable according to the following schedule:

A.

[***] U.S. Dollars (US$[***]) by December 31, 1997.

B.

[***] U.S. Dollars (US$[***]) by June 30, 1998.

C.

[***] U.S. Dollars (US$[***]) by December 31, 1998.

D.

[***] U.S. Dollars (US$[***]) by June 30, 1999.

Section II.

Licensee agrees to pay to PHS a nonrefundable minimum annual royalty in the amount of [***] (US$[***]) U.S. Dollars.

The first minimum annual royalty shall be due and payable on January 1, 2000 for the period from January 1, 2000 to December 31, 2000 inclusive. Subsequent minimal annual royalty payments shall be due and payable as set forth in Paragraph 6.02.

Section III. Licensee agrees to pay PHS earned royalties on Net Sales as follows:

A)

[***] Percent ([***]%) of Net Sales by Licensee or a sublicensee on all Licensed Products manufactured and sold in the Licensed Territory for Net Sales equal to or less than [***] U.S. Dollars (US$[***]); and [***] Percent ([***]%) of Net Sales by Licensee or a sublicensee on all Licensed Products manufactured and sold in the Licensed Territory for Net Sales greater than [***] U.S. Dollars (US$[***]); and

B)

Licensee shall be entitled to a [***] percent ([***]%) credit against  earned royalty rate for each [***] percent ([***]%) of royalty in excess of [***] percent ([***]%) Licensee must pay to other unaffiliated third- party licensors for the manufacture and sale of Licensed Products. Said reduction, however, shall not reduce the royalty rate for Licensed Products below [***] the rate provided for under Paragraph A above.

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 21 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

Section IV.

Licensee agrees to pay PHS benchmark royalties as follows:

[***] Thousand (US$[***]) U.S. Dollars payable Twelve (12) months after [***] in a major market area ([***]) for each Disease Indication ("Disease Indication" being defined as [***], or any such other disease identified pursuant to the development plan to be prepared and submitted pursuant to Appendix E).

[***] (US$[***]) U.S. Dollars payable within ninety (90) days upon Licensee's or its sublicensee's [***] in a major market area ([***]) for each Disease Indication,

[***] (US$[***]) U.S. Dollars payable within Ninety (90) days after the [***] in any major market area ([***]) for each Disease Indication, said [***] obtained through Licensee or a specific sublicensee (hereinafter [***]). [***] (US$[***]) U.S. Dollars payable within Ninety (90) days for each subsequent [***] for the same Disease Indication in any major market area ([***]), said subsequent [***] being obtained by Licensee or any one of Licensee's sublicensees, if Licensee or such sublicensee has not previously obtained [***] for the same Disease Indication under this Agreement (a sublicensee other than the sublicensee which obtained the [***]). It should be noted that said [***] (US$[***]) benchmark royalty is only payable with respect to the major market area in which the product is first [***] by Licensee or each sublicensee which has not previously obtained [***] for this Disease Indication, not for each major market area in which the product is [***].

Section V.

Licensee agrees to pay PHS sublicensing royalties as follows:

A)

For each subsequent sublicensing agreement by Licensee for the Licensed Patent Rights after the first two sublicense agreements (two sublicensees) (granted to Boston Scientific Corporation and Cook, Incorporated under the previous nonexclusive license identified under Paragraph 1.07 of this Agreement), Licensee agrees to pay PHS:

a minimum royalty of [***] (US$[***]) U.S. Dollars as a noncreditable, nonrefundable royalty within ninety (90) days of the execution of the sublicensing agreement; and

B)

For each sublicensing agreement by Licensee for the Licensed Patent Rights including the first two sublicense agreements, Licensee further agrees to pay PHS:

- [***] percent ([***] %) of the fair market value of any consideration received by Licensee under the sublicense less [***]

Model PHS Patent License Agreement--Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 22 of 27 (1,103-96/11) (FINAL) CONFIDENTIAL 19971117

[***] (US$[***]) U.S. Dollars, payable within ninety (90) days of receipt thereof, wherein "any consideration" includes:

All payments received by the Licensee from a sublicensee under the terms and conditions of the sublicense, excluding; (i) earned royalties, (ii) minimum annual royalties to the extent that the total of all minimum annual royalties collected from all subticensees total less than or equal to the corresponding minimum annual royalties payable to the PHS by the Licensee under this Appendix C and to the extent that the minimum annual royalties represent actual earned royalties (iii) reimbursements for research and development expenses and other direct costs incurred by the Licensee to the extent that Licensee has not previously received any consideration or reimbursement for such expenses, (iv) the fair market value of equity investments by the sublicensee in the Licensee; and (v) any payments from any sublicensee to Licensee that correspond with and to the extent such payments are equal to or less than any royalties payable by Licensee to PHS as set forth in Section IV above of this Appendix C.

For "any consideration" received by Licensee from its sublicensee(s) relating to any Combined Product, the percentage of such consideration that PHS shall be entitled to pursuant to this section shall be adjusted by multiplying [***] percent ([***] %) by the fraction (based on the sale price of the Combined Product) a/(a+b), where a is the total market price of the Licensed Product if sold separately and b is the total market price of any other active product or component in the Combined Product if sold separately. If the Licensed Product or any other active component or product in the Combined Product arc not sold separately, the "consideration" upon which a royalty is paid shall be: (a) the market price at which the Licensed Product reasonably could be sold as a separate item, which may be used as a in the above fraction in this paragraph to calculate earned royalty if the Licensed Product is the only active component of the Combined Product not sold as a separate item; or (b) Net Sales price of the Combined Product multiplied by a factor of 1/x where x is the number of active components or ingredients contained in the Combined Product up to a maximum of [***].

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 23 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

APPENDIX D—Modifications

Modifications to the Articles and Paragraphs of this Agreement, as agreed to by PHS and Licensee, have been incorporated into the text of this Agreement.

Model PHS Patcnt License Agreement--Exclusivc—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 24 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117

APPENDIX E--Benchmarks and Performance

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within ten (10) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

I) Under the exclusive fields of use:

A) For [***]:

1)

[***]

2)

[***]

3)

[***]

4)

[***]

B) For [***]:

1)

[***]

2)

[***]

3)

[***]

4)

[***]

4)

[***]

II) Under the nonexclusive fields of use:

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 25 of 27 (L-103-96/0) (FINAL) CONFIDENTIAL 19971117

1)

[***]

2)

[***]

Model PHS Patent License Agreement Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 26 of 27 (1,103-96/0) (FINAL) CONF1DENTIAI, 19971117

APPENDIX F--Commercial Development Plan

Model PHS Patent License Agreement—Exclusive—Angiotech Pharmaceuticals, Inc.

Form 121895 Page 27 of 27 (L-103-9610) (FINAL) CONFIDENTIAL 19971117